SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 11, 2010

EXTREME MOBILE COATINGS WORLDWIDE CORP.
 (Exact Name Of Registrant As Specified In Charter)

Delaware	333-148425	11-3460949
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

126 Dewey Dr.
Nicholasville, Kentucky 40356
 (Address Of Principal Executive Offices)

Phone number (859) 887-1199
 (Issuer Telephone Number)

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On March 11, 2010, Extreme Mobile Coatings Worldwide Corp. (the “Company”), entered into a Asset Purchase Agreement with Reflectkote, Inc., dated March 10, 2010, wherein Reflectkote, Inc, sold certain assets and liabilities to the Company, as set forth on the schedules to the Agreement, and whereby the Company assumed the Liabilities as set forth, as well as the obligation to issue 50,000,000 shares of common stock of the Company to the shareholders of Reflectkote, Inc. as a stock dividend, after the effectiveness of a Registration Statement on Form S-4.  Reflectkote, Inc., has set a record date of March 31, 2010 for the stock dividend.

The Vice-President and Director of the Company, James W. Zimbler is also a Director of Reflectkote, Inc.

The assets purchased include a permanently applied reflective coating that does not come off in the manner that reflective tape can and does.  Reflectkote coatings do not corrode and protect the surface applied to as well.  Reflectkote is a plastic and glass combination prepared in a proprietary manner.  The application can be done on site with various equipment manufactured by various vendors.

Section 7

Item 7.01	Regulation FD Disclosure.

On March 15, 2010, the Company issued a press release relating to the Reorganization.  A copy of the press release is attached as Exhibit 99.1.

Section 9 — Financial Statement And Exhibits

Item 9.01 Financial Statement And Exhibits.

(c)	Exhibits.
Exhibit 10.1	Agreement of Sale for Assets and Liabilities of Reflectkote, Inc., to Extreme Mobile Coatings Worldwide Corp., dated March 10, 2010
Exhibit 99.1	Press release of the Company, dated March 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Extreme Mobile Coatings Company, Ltd.

By:	/s/ Charles Woodward
Charles Woodward
President

Dated: March 15, 2010